As filed with the Securities and Exchange Commission on August 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOPARK LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Calle 94 N° 11-30, 8o floor

Bogotá, Colombia

(Address of Principal Executive Offices) (Zip Code)

GeoPark Limited Non-Executive Director Plan

(Full Title of the Plans)

Cogency Global

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and Address of Agent For Service)

800-221-0102

(Telephone Number, including area code, of agent for service)

Copies to:

Maurice Blanco, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Phone: (212) 450 4000

Fax: (212) 701 5800

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, GeoPark Limited (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,000,000 additional common shares, par value US$0.001 each, of the Registrant (the “Common Shares”) for issuance under the Registrant’s Second Amended and Restated Non-Executive Director Plan which increased the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on October 28, 2016 (Registration No. 333-214291). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s latest Form 20-F filed with the Commission on March 28, 2024 (the “Form 20-F”) pursuant to Section 13 or 15(d) of the Exchange Act (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-36298); and

(b)	The description of the Registrant’s Common Shares which is included as Exhibit 2.4 to the Form 20-F, including any amendments or supplements thereto.

In addition, all documents filed subsequent to the Form 20-F by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 1.1 to the Form 20-F, Exchange Act File No. 001-36298)
4.2	Memorandum of Association of GeoPark Holdings Limited (incorporated herein by reference to Exhibit 1.2 to the Form 20-F, Exchange Act File No. 001-36298)
4.3	Form of amended and restated bye-laws (filed herewith)
4.4	Certificate of Incorporation on Name Change (incorporated herein by reference to Exhibit 1.4 to the Form 20-F, Exchange Act File No. 001-36298)
5	Opinion of Conyers Dill & Pearman Limited, special Bermuda counsel to the Registrant (filed herewith)
23.1	Consent of Ernst & Young Audit S.A.S., (member of Ernst & Young Global Limited) (filed herewith)
23.2	Consent of Pistrelli, Henry Martin y Asociados (member of Ernst & Young Global Limited) (filed herewith)
23.3	Consent of Conyers Dill & Pearman Limited, special Bermuda counsel to the Registrant (included in Exhibit 5)
24	Power of Attorney (filed herewith)
99	Second Amended and Restated GeoPark Limited Non-Executive Director Plan (filed herewith)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bogotá, Colombia, on August 14, 2024.

GEOPARK LIMITED

/S/ Andrés Ocampo
Andrés Ocampo
Chief Executive Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of GeoPark Limited, has signed this Registration Statement in New York, New York on August 14, 2024.

Authorized Representative in the United States

By:	/s/ Colleen A. De Vries
Cogency Global Inc.
	Name:	Colleen A. De Vries
	Title:	Senior Vice President